Company Contact: Kelly J. Gill Chief Executive Officer 615-771-7575	Investor Relations: James R. McKnight, Jr. Chief Financial Officer 615-771-7575
Diversicare Announces 2014 Second Quarter Results
Reports Adjusted Net Income of $0.17 Per Share and Adjusted EBITDA of $4.6 million

BRENTWOOD, TN, (August 7, 2014) – Diversicare Healthcare Services, Inc. (NASDAQ: DVCR), a premier provider of long-term care services, today announced its results for the second quarter ended June 30, 2014. The Company's revenue grew to $82.3 million, an increase of 33.9% year-over-year.
On August 6, 2014, the Board of Directors declared a quarterly dividend of $0.055 per common share payable to shareholders of record as of September 30, 2014, to be paid on October 14, 2014.
Second Quarter 2014 Highlights

•	Net revenue increased 33.9% to $82.3 million in the second quarter of 2014 from $61.5 million in the second quarter of 2013, primarily due to 11 nursing centers acquired during 2013 and 2014.

•	Excluding professional liability expense, facility-level operating income increased 57.8% to $17.6 million in the second quarter of 2014 from $11.2 million in the second quarter of 2013.

•	General and administrative expenses decreased as a percentage of revenues to 6.5% in the second quarter of 2014 from 9.4% in the second quarter of 2013.

•	Adjusted EBITDA increased to $4.6 million in the second quarter of 2014 compared to $(0.5) million in 2013.

•	On June 1, 2014, the Company assumed operation of a 73-bed facility in the Nicholasville, Kentucky. One month of operating results of these operations are included in the second quarter results.
CEO Remarks

Commenting on the results, Kelly Gill, Diversicare’s CEO, stated, “I am extremely pleased to announce our second quarter results which are a direct reflection of our strategic plans and operating initiatives coming to fruition. The second quarter marks our third consecutive quarter of strong EBITDA growth since the culmination of our restructuring in the third quarter of 2013. I believe this continuation of the results from the previous two quarters is indicative of the sustainable path established through our completed strategic investments and repositioning of the company."
“We continue to see many of our key financial metrics improving and trending in a positive direction, including occupancy, skilled mix, and average daily reimbursement. Specifically, I want to highlight our G&A expense as a percentage of revenue has declined to 6.5% in the second quarter of 2014 compared to 9.4% for the same period in 2013,” Mr. Gill continued. “We continue to emphasize our strategic portfolio growth, but remain cognizant of executing that growth in a thoughtful and efficient manner.”
Mr. Gill concluded, “We have added five new centers, three in Missouri and two in Ohio, since the end of the second quarter bringing our total portfolio expansion to seven new centers in 2014. We also completed the previously announced exit from West Virginia effective July 1, 2014. We enter the second half of 2014 with tremendous momentum and a positive financial outlook, all while continuing to improve the quality of care being delivered to our residents."

Other Highlights for the Second Quarter 2014
The following table summarizes key revenue and census statistics for continuing operations for each period. All financial information and statistics exclude the West Virginia nursing centers which have been classified as discontinued operations for all periods ended June 30, 2014.

	Three Months Ended June 30,
	2014	2013
Skilled nursing occupancy	78.2%	74.9%
As a percent of total census:
Medicare census	13.8%	11.6%
Managed Care census	3.4%	2.7%
As a percent of total revenues:
Medicare revenues	31.3%	27.8%
Medicaid revenues	47.6%	53.5%
Managed Care revenues	6.4%	5.6%
Average rate per day:
Medicare	$438.46	$426.14
Medicaid	$158.47	$156.45
Managed Care	$378.53	$384.55

Patient Revenues
Patient revenues were $82.3 million for the three months ended June 30, 2014, as compared to $61.5 million in the three months ended June 30, 2013. This increase is primarily attributable to the acquisition of new facilities during the period. The following table summarizes the revenue increases attributable to our portfolio growth (in thousands):

	Three Months Ended June 30,
	2014	2013	Change
Same-store revenue	$60,443	$57,593	$2,850
2013 acquisition revenue	18,619	3,895	14,724
2014 acquisition revenue	3,251	—	3,251
Total revenue	$82,313	$61,488	$20,825
The overall increase in revenue of $20.8 million is primarily attributable to revenue contributions from acquisition activity in 2013 of $14.7 million, as well as the $3.3 million contribution from the two newly leased nursing centers in 2014.
The same-store revenues increased by $2.9 million in 2014 compared to the same period in 2013 primarily attributable to improved census. The largest driver for the increase in same-store revenues is the increase in Medicare census which increased 11.9% resulting in a $1.7 million increase in revenues for the three months ended June 30, 2014, as compared to the same period in 2013. Managed Care average daily census increased 14.7% resulting in a revenue increase at our same-store nursing centers of $0.4 million. Additionally, Medicaid census increased 2.1% in 2014 compared to the same period in 2013, resulting in an increase of $0.6 million to revenues. These increases were offset by a decline in private pay census during the period which resulted in a decrease of $0.8 million for the three months ended June 30, 2014 compared to the same period in 2013.
The average Medicare rate per patient day at same-store nursing centers for the three months ended June 30, 2014 increased 1.8% compared to the same period in 2013, resulting in an increase in revenue of $0.3 million. This average rate per day for Medicaid patients also increased during the period by 0.6% resulting in an increase in revenue of $0.2 million.

Expenses
Operating expense increased in the second quarter of 2014 to $64.7 million as compared to $50.3 million in the second quarter of 2013, driven primarily by the $11.8 million increase in operating costs attributable to the nursing center operations acquired in 2013, as well as $2.3 million of operating expense associated with the nursing center operations assumed in 2014. The following table summarizes the expense increases attributable to our portfolio growth (in thousands):

	Three Months Ended June 30,
	2014	2013	Change
Same-store operating expense	$47,077	$46,836	$241
2013 acquisition expense	15,301	3,480	11,821
2014 acquisition expense	2,309	—	2,309
Total expense	$64,687	$50,316	$14,371
Operating expense decreased as a percentage of revenue at 78.6% for the second quarter of 2014 as compared to 81.8% for the second quarter of 2013. The largest component of operating expenses is wages. Considering the aforementioned addition of the new centers, we experienced an increase to $37.9 million in the second quarter of 2014 as compared to $29.6 million in the second quarter of 2013, an increase of $8.3 million, or 28.0%. While wages increased overall, wages as a percentage of revenue decreased in the second quarter of 2014 to 46.1% as compared to 48.2% in the second quarter of 2013, a decrease of 2.1%.
Professional liability expense was $1.6 million in the second quarter of 2014 compared to $1.8 million in the second quarter of 2013, a decrease of $0.2 million. We were engaged in 53 professional liability lawsuits as of June 30, 2014, compared to 54 as of December 31, 2013. Our quarterly cash expenditures for professional liability costs of continuing operations were $1.1 million and $0.1 million for 2014 and 2013, respectively. Professional liability expense and cash expenditures fluctuate from year to year based respectively on the results of our third-party professional liability actuarial studies and on the costs incurred in defending and settling existing claims.
General and administrative expense was $5.4 million in the second quarter of 2014 as compared to $5.8 million in the second quarter of 2013, a decrease of $0.4 million, and also decreased as a percentage of revenue from 9.4% in 2013 to 6.5% in 2014. The decrease in general and administrative expense is primarily attributable to a decrease in non-recurring, acquisition-related expenses of $0.2 million in the second quarter of 2013.
Interest expense was $0.9 million in the second quarter of 2014 and $0.7 million in the second quarter of 2013, an increase of $0.2 million. The increase was primarily attributable to higher debt balances in 2014 as a result of the amended Mortgage Loan, which increased the balance of outstanding debt as a result of the acquisition of the Kansas centers, as well as the outstanding balance of the amended Revolver as a result of the on-going CHOW process at newly leased facilities.
Receivables
Our net receivables balance increased $10.0 million to $42.7 million as of June 30, 2014, from $32.7 million as of December 31, 2013. The increase is primarily attributable to newly acquired facilities and increased census. The increase in receivables also includes $6.8 million in unbilled receivables as of June 30, 2014, compared to $5.1 million at December 31, 2013. These receivables are associated with our newly acquired nursing centers that are currently undergoing the Medicare and Medicaid change in ownership certification process.

Conference Call Information
A conference call has been scheduled for Friday, August 8, 2014 at 7:00 A.M. Central time (8:00 A.M. Eastern time) to discuss second quarter 2014 results.
The conference call information is as follows:

Date:	Friday, August 8, 2014
Time:	7:00 A.M. Central, 8:00 A.M. Eastern
Webcast Links:	www.DVCR.com
Dial in numbers:	877.340.2552 (domestic) or 253.237.1159 (International) The Operator will connect you to Diversicare’s Conference Call

A replay of the conference call will be accessible two hours after its completion through August 14, 2014, by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering Conference ID 82703280.

FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to successfully operate the new nursing centers in Alabama, Kansas, Kentucky, Missouri, Ohio, and Indiana, our ability to increase census at our renovated centers, changes in governmental reimbursement, including the impact of the CMS final rule that has resulted in a reduction in Medicare reimbursement as of October 2012 and our ability to mitigate the impact of the revenue reduction, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including laws governing reimbursement from government payors, impacts associated with the implementation of our electronic medical records plan, the costs of investing in our business initiatives and development, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our centers, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Diversicare Healthcare Services, Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

Diversicare provides long-term care services to patients in 51 skilled nursing and senior housing centers containing 6,229 licensed beds. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.
-Financial Tables to Follow-

DIVERSICARE HEALTHCARE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2014	December 31, 2013
ASSETS:
Current Assets
Cash and cash equivalents	$4,071	$3,781
Receivables, net	42,678	32,658
Deferred income taxes	6,666	6,579
Other current assets	3,859	4,323
Total current assets of continuing operations	57,274	47,341
Current assets of discontinued operations	2,913	2,870
Total current assets	60,187	50,211

Property and equipment, net	52,134	54,043
Deferred income taxes	15,804	15,912
Acquired leasehold interest, net	8,036	8,228
Other assets, net	9,474	9,350
TOTAL ASSETS	$145,635	$137,744

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Current portion of long-term debt and capitalized lease obligations	$10,334	$4,549
Trade accounts payable	9,356	7,177
Accrued expenses:
Payroll and employee benefits	13,203	12,255
Current portion of self-insurance reserves	12,777	11,711
Other current liabilities	4,829	5,116
Total current liabilities of continuing operations	50,499	40,808
Current liabilities of discontinued operations	8,823	1,359
Total current liabilities	59,322	42,167
Noncurrent Liabilities
Long-term debt and capitalized lease obligations, less current portion	43,120	43,552
Self-insurance reserves, less current portion	16,146	16,375
Other noncurrent liabilities	14,484	15,214
Total noncurrent liabilities of continuing operations	73,750	75,141
Noncurrent liabilities of discontinued operations	—	5,952
Total noncurrent liabilities	73,750	81,093

PREFERRED STOCK	4,918	4,918

SHAREHOLDERS’ EQUITY	7,645	9,566

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$145,635	$137,744

DIVERSICARE HEALTHCARE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended June 30,
	2014	2013
PATIENT REVENUES, net	$82,313	$61,488
Operating expense	64,687	50,316
Facility-level operating income	17,626	11,172

EXPENSES:
Lease and rent expense	6,251	4,804
Professional liability	1,556	1,758
General and administrative	5,381	5,779
Depreciation and amortization	1,705	1,496
Total expenses less operating	14,893	13,837
OPERATING INCOME (LOSS)	2,733	(2,665)
OTHER INCOME (EXPENSE):
Equity in net income (loss) of unconsolidated affiliate	(56)	22
Interest expense, net	(949)	(745)
Debt retirement costs	—	(320)
	(1,005)	(1,043)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,728	(3,708)
BENEFIT (PROVISION) FOR INCOME TAXES	(755)	1,287
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	973	(2,421)
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS:
Operating income (loss), net of taxes	128	242
DISCONTINUED OPERATIONS	128	242
NET INCOME (LOSS)	1,101	(2,179)
Less: Loss (income) attributable to noncontrolling interest	—	(16)
NET INCOME (LOSS) ATTRIBUTABLE TO DIVERSICARE HEALTHCARE SERVICES, INC.	1,101	(2,195)
PREFERRED STOCK DIVIDENDS	(86)	(86)
NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS	$1,015	$(2,281)

NET INCOME (LOSS) PER COMMON SHARE FOR DIVERSICARE HEALTHCARE SERVICES, INC. SHAREHOLDERS:
Per common share – basic
Continuing operations	$0.15	$(0.43)
Discontinued operations	0.02	0.04
	$0.17	$(0.39)

Per common share – diluted
Continuing operations	$0.14	$(0.43)
Discontinued operations	0.02	0.04
	$0.16	$(0.39)

DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.055	$0.055
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,015	5,874
Diluted	6,181	5,874

DIVERSICARE HEALTHCARE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Six Months Ended June 30,
	2014	2013
PATIENT REVENUES, net	$160,112	$119,927
Operating expense	127,511	97,828
Facility-level operating income	32,601	22,099

EXPENSES:
Lease and rent expense	12,218	9,581
Professional liability	3,617	3,265
General and administrative	10,495	10,763
Depreciation and amortization	3,440	2,938
Total expenses less operating	29,770	26,547
OPERATING INCOME (LOSS)	2,831	(4,448)
OTHER INCOME (EXPENSE):
Equity in net income (loss) of unconsolidated affiliate	(59)	(215)
Interest expense, net	(1,841)	(1,285)
Debt retirement costs	—	(320)
	(1,900)	(1,820)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	931	(6,268)
BENEFIT (PROVISION) FOR INCOME TAXES	(391)	2,573
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	540	(3,695)
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS:
Operating income (loss), net of taxes	(484)	569
DISCONTINUED OPERATIONS	(484)	569
NET INCOME (LOSS)	56	(3,126)
Less: Loss (income) attributable to noncontrolling interest	25	(34)
NET INCOME (LOSS) ATTRIBUTABLE TO DIVERSICARE HEALTHCARE SERVICES, INC.	81	(3,160)
PREFERRED STOCK DIVIDENDS	(172)	(172)
NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS	$(91)	$(3,332)

NET INCOME (LOSS) PER COMMON SHARE FOR DIVERSICARE HEALTHCARE SERVICES, INC. SHAREHOLDERS:
Per common share – basic
Continuing operations	$0.07	$(0.67)
Discontinued operations	(0.08)	0.10
	$(0.01)	$(0.57)

Per common share – diluted
Continuing operations	$0.07	$(0.67)
Discontinued operations	(0.08)	0.10
	$(0.01)	$(0.57)

DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.110	$0.110
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	5,995	5,861
Diluted	5,995	5,861

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)

	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$1,101	$(1,045)	$(572)	$(4,765)	$(2,179)
Loss (income) from discontinued operations, net of tax	(128)	612	(352)	2,444	(242)
Income tax benefit	754	(365)	52	(1,374)	(1,287)
Interest expense	949	892	892	855	747
Debt retirement costs	—	—	—	—	320
Depreciation and amortization	1,705	1,735	1,792	1,634	1,495
EBITDA	4,381	1,829	1,812	(1,206)	(1,146)

EBITDA adjustments:
Separation and related costs (a)	—	—	—	—	120
Acquisition related costs (b)	207	110	104	123	442
Facility start-up negative EBITDA (c)	—	—	—	115	56
Restructuring costs (d)	—	—	502	944	—
Adjusted EBITDA	$4,588	$1,939	$2,418	$(24)	$(528)

(a)	Represents the separation and related costs of Diversicare Healthcare Services, Inc.
(b)	Represents non-recurring costs associated with acquisition-related transactions.
(c)
Represents the negative EBITDA associated with the new facility and venture start-ups of Diversicare Healthcare Services, Inc. related primarily to the start-up of our Rose Terrace nursing center in West Virginia, our new nursing center in Clinton, Kentucky, and Diversicare Healthcare Services, Inc.’s pharmacy joint venture partnership.

(d)	Represents non-recurring restructuring costs associated with the disposition of Arkansas.

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE
SERVICES, INC. COMMON SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS)
FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS
(In thousands, except per share data)

	For Three Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013

Net income (loss) for Diversicare Healthcare Services, Inc. Common shareholders	$1,015	$(1,106)	$(679)	$(4,868)	$(2,281)
Adjustments:
Separation and related costs (a)	—	—	—	—	120
Acquisition related costs (b)	207	110	104	123	442
New facility start-up losses (c)	—	—	—	115	56
Debt retirement costs (d)	—	—	—	—	320
Restructuring costs (e)	—	—	502	944	—
Tax impact of above adjustments (f)	(73)	(38)	(211)	(414)	(289)
Discontinued operations, net of tax	(128)	612	(352)	2,444	(242)
Adjusted net income (loss) for Diversicare Healthcare Services, Inc. common shareholders	$1,021	$(422)	$(636)	$(1,656)	$(1,874)

Adjusted net income (loss) for Diversicare Healthcare Services, Inc. common shareholders
Basic	$0.17	$(0.07)	$(0.11)	$(0.28)	$(0.32)
Diluted	$0.17	$(0.07)	$(0.11)	$(0.28)	$(0.32)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic	6,015	5,975	5,960	5,892	5,874
Diluted	6,181	5,975	5,960	5,892	5,874

(a)	Represents the separation and related costs of Diversicare Healthcare Services, Inc.
(b)	Represents non-recurring costs associated with acquisition-related transactions.
(c)
Represents new facility and venture start-up losses incurred by Diversicare Healthcare Services, Inc. related primarily to the start-up of our new nursing center in Clinton, Kentucky, our five newly acquired Kansas facilities, and Diversicare Healthcare Services, Inc.’s pharmacy joint venture partnership.

(d)	Represents non-recurring debt retirement costs associated with the extinguishment of the previous debt facility during the quarter.
(e)	Represents non-recurring restructuring costs associated with the disposition of Arkansas.
(f)	Represents tax provision for the cumulative adjustments for each period.

DIVERSICARE HEALTHCARE SERVICES, INC.
FUNDS PROVIDED BY OPERATIONS
(In thousands, except per share data)

	Six Months Ended June 30,
	2014	2013
NET INCOME (LOSS)	$56	$(3,126)
Discontinued operations	(484)	569
Net income (loss) from continuing operations	540	(3,695)
Adjustments to reconcile net income (loss) from continuing operations to funds provided by operations:
Depreciation and amortization	3,440	2,938
Provision for doubtful accounts	2,780	1,830
Deferred income tax provision (benefit)	36	(4,214)
Provision for self-insured professional liability, net of cash payments	827	771
Stock based compensation	295	357
Equity in net losses of unconsolidated affiliate	59	(36)
Debt retirement costs	—	320
Other	(315)	(124)
FUNDS PROVIDED BY OPERATIONS	$7,662	$(1,853)

FUNDS PROVIDED BY OPERATIONS PER COMMON SHARE:
Basic	$1.28	$(0.32)
Diluted	$1.28	$(0.32)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic	5,995	5,861
Diluted	5,995	5,861
We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations which are “non-GAAP financial measures” using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We define EBITDA as net income (loss) adjusted for loss (income) from discontinued operations, net interest expense, income tax and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for separation and related costs and negative EBITDA of start-up facilities and business ventures. We define Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders as Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders adjusted for separation and related costs and start-up losses associated with our new facilities and business ventures. Funds Provided by Operations is defined as net income from operating activities adjusted for the cash effect of professional liability and other non-cash charges. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred tax benefit and other non-cash charges.
Our measurements of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. Management believes that Adjusted EBITDA and Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders are important performance measurements because they eliminate certain nonrecurring start-up losses and separation costs. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred taxes and other non-cash items. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

DIVERSICARE HEALTHCARE SERVICES, INC.
QUARTERLY CONSOLIDATED STATEMENT OF OPERATIONS
RESTATED FOR WEST VIRGINIA DISPOSITION
(In thousands, except per share data)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013
PATIENT REVENUES, net	$77,799	$75,663	$64,631	$61,488	$58,439
Operating expense	62,824	61,049	54,187	50,316	47,512
Facility-level operating income	14,975	14,614	10,444	11,172	10,927

EXPENSES:
Lease and rent expense	5,967	5,644	4,817	4,804	4,777
Professional liability	2,061	1,454	947	1,758	1,507
General and administrative	5,114	5,171	5,006	5,779	4,984
Depreciation and amortization	1,735	1,792	1,634	1,496	1,442
Restructuring	—	502	944	—	—
Total expenses less operating	14,877	14,563	13,348	13,837	12,710
OPERATING INCOME (LOSS)	98	51	(2,904)	(2,665)	(1,783)
OTHER INCOME (EXPENSE):
Equity in net income (loss) of unconsolidated affiliate	(3)	(32)	63	22	(237)
Interest expense, net	(892)	(890)	(854)	(745)	(540)
Debt retirement costs	—	—	—	(320)	—
	(895)	(922)	(791)	(1,043)	(777)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(797)	(871)	(3,695)	(3,708)	(2,560)
BENEFIT (PROVISION) FOR INCOME TAXES	364	(52)	1,374	1,287	1,286
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(433)	(923)	(2,321)	(2,421)	(1,274)
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS:
Operating income (loss), net of taxes	(612)	352	(2,444)	242	327
DISCONTINUED OPERATIONS	(612)	352	(2,444)	242	327
NET INCOME (LOSS)	(1,045)	(571)	(4,765)	(2,179)	(947)
Less: Loss (income) attributable to noncontrolling interest	25	(21)	(17)	(16)	(18)
NET INCOME (LOSS) ATTRIBUTABLE TO DIVERSICARE HEALTHCARE SERVICES, INC.	(1,020)	(592)	(4,782)	(2,195)	(965)
PREFERRED STOCK DIVIDENDS	(86)	(86)	(86)	(86)	(86)
NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS	$(1,106)	$(678)	$(4,868)	$(2,281)	$(1,051)

NET INCOME (LOSS) PER COMMON SHARE FOR DIVERSICARE HEALTHCARE SERVICES, INC. SHAREHOLDERS:
Per common share – basic and diluted
Continuing operations	$(0.08)	$(0.17)	$(0.41)	$(0.43)	$(0.24)
Discontinued operations	(0.10)	0.06	(0.42)	0.04	0.06
	$(0.18)	$(0.11)	$(0.83)	$(0.39)	$(0.18)

DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.055	$0.055	$0.055	$0.055	$0.055
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	5,975	5,960	5,892	5,874	5,848

DIVERSICARE HEALTHCARE SERVICES, INC. SELECTED OPERATING STATISTICS (Unaudited)
Three Months Ended June 30, 2014
	As of June 30, 2014			Occupancy (Note 2)
Region (Note 1)	Licensed Nursing Beds	Available Nursing Beds	Skilled Nursing Weighted Average Daily Census	Licensed Nursing Beds	Available Nursing Beds	Medicare Utilization	2014 Q2 Revenue ($ in millions)	Medicare Room and Board Revenue PPD (Note 3)	Medicaid Room and Board Revenue PPD (Note 3)
Alabama	925	917	831	89.8%	90.6%	15.9%	17.6	$429.19	$174.16
Kansas	418	413	347	83.0%	84.0%	14.6%	6.6	392.42	159.08
Kentucky	943	929	794	84.2%	85.5%	14.3%	17.7	450.52	184.97
Ohio	442	442	383	86.7%	86.7%	18.0%	9.9	462.91	155.00
Tennessee	705	651	487	69.1%	74.8%	15.3%	8.9	396.73	140.86
Texas	1,849	1,726	1,248	67.5%	72.3%	9.9%	21.6	467.62	138.56
Total	5,282	5,078	4,090	78.2%	81.3%	13.8%	$82.3	$438.46	$158.47

Note 1:
The Alabama region includes nursing centers in Alabama and Florida. The Kentucky region includes one nursing center in Ohio. The Tennessee region includes one nursing center in Kentucky. The Ohio region includes one nursing center in Indiana.

Note 2:
The number of Licensed Nursing Beds is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed nursing beds, and excludes a limited number of assisted living beds. The number of Available Nursing Beds represents licensed nursing beds less beds removed from service. Available nursing beds is subject to change based upon the needs of the facilities, including configuration of patient rooms, common usage areas and offices, status of beds (private, semi-private, ward, etc.) and renovations. Occupancy is measured on a weighted average basis.

Note 3:	These Medicare and Medicaid revenue rates include room and board revenues, but do not include any ancillary revenues related to these patients.
Note 4:	The statistics and information above exclude the West Virginia nursing centers, which have been reclassified as discontinued operations as of June 30, 2014.

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